AXIS Capital Holdings Limited

INVESTOR FINANCIAL SUPPLEMENT

FIRST QUARTER 2018

AXIS Capital Holdings Limited
92 Pitts Bay Road
Pembroke HM 08 Bermuda

Contact Information:
Linda Ventresca
Investor Relations
441 405 2727
investorrelations@axiscapital.com

Website Information:
www.axiscapital.com

This report is for informational purposes only. It should be read in conjunction with the documents that we file with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934.

AXIS Capital Holdings Limited
FINANCIAL SUPPLEMENT TABLE OF CONTENTS

AXIS Capital Holdings Limited
BASIS OF PRESENTATION

AXIS Capital Holdings Limited's ("AXIS Capital" or the "Company") underwriting operations are organized around its global underwriting platforms, AXIS Insurance and AXIS Re. The Company has determined that it has two reportable segments; Insurance and Reinsurance.

On January 23, 2018, AXIS Capital announced plans to realign its Accident & Health business by integrating this business and its operations into the Company's Insurance and Reinsurance operations. Through this realignment, the Company's Accident & Health business is expected to benefit from the greater scale and market presence of the Company's Property and Casualty insurance and reinsurance businesses and operations.

The realignment of the Company's Accident & Health business into the Company's Insurance and Reinsurance segments took place in the first quarter of 2018. Financial results relating to this business were previously included wholly in the results of the Insurance segment of the Company. As a result of the realignment, effective January 1, 2018, Accident & Health results are included in the results of both the Insurance and Reinsurance segments of the Company. The results are inclusive of underwriting-related general and administrative expenses attributable to the Company’s Accident & Health business. In addition, to facilitate comparison of information across periods, certain reclassifications have been made to prior year amounts to conform to the current year's presentation. These reclassifications did not impact results of operations, financial condition or liquidity.

DEFINITIONS AND PRESENTATION

•
All financial information contained herein is unaudited, except for the consolidated balance sheets at December 31, 2017 and December 31, 2016 and consolidated statements of income for the years then ended.

•	Amounts may not reconcile exactly due to rounding differences.

•	Unless otherwise noted, all data is in thousands, except for ratio information.

•	NM - Not meaningful; NA - Not applicable
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
This presentation contains "forward-looking statements" within the meaning of the federal securities laws. All statements, other than statements of historical facts included in this presentation, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections, are “forward-looking statements”. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “intend” or similar expressions. Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. Forward-looking statements contained in this presentation may include, but are not limited to, information regarding our estimates of losses related to catastrophes and other large losses, measurements of potential losses in the fair market value of our investment portfolio, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, equity securities' prices, credit spreads and foreign currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•	the cyclical nature of the re(insurance) business leading to periods with excess underwriting capacity and unfavorable premium rates,

•	the occurrence and magnitude of natural and man-made disasters,

•	losses from war, terrorism and political unrest or other unanticipated losses,

•	actual claims exceeding our loss reserves,

•	general economic, capital and credit market conditions,

•	the failure of any of the loss limitation methods we employ,

•	the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions,

•	our inability to purchase reinsurance or collect amounts due to us,

•	the breach by third parties in our program business of their obligations to us,

•	difficulties with technology and/or data security,

•	the failure of our policyholders and intermediaries to pay premiums,

•	the failure of our cedants to adequately evaluate risks,

•	inability to obtain additional capital on favorable terms, or at all,

•	the loss of one or more key executives,

•	a decline in our ratings with rating agencies,

•	loss of business provided to us by our major brokers and credit risk due to our reliance on brokers,

•	changes in accounting policies or practices,

•	the use of industry catastrophe models and changes to these models,

i

•	changes in governmental regulations and potential government intervention in our industry,

•	failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices,

•	increased competition,

•	changes in the political environment of certain countries in which we operate or underwrite business including the United Kingdom's expected withdrawal from the European Union,

•	fluctuations in interest rates, credit spreads, equity securities' prices and/or currency values,

•	the failure to realize the expected benefits or synergies relating to the Company's transformation initiative,

•	changes in tax laws, and

•
the other factors set forth in our most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission ("SEC"), as such factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AXIS Capital Holdings Limited
BASIS OF PRESENTATION
BUSINESS DESCRIPTIONS

INSURANCE SEGMENT

Our insurance segment offers specialty insurance products to a variety of niche markets on a worldwide basis. The following are the lines of business in our insurance segment:
Property: provides physical loss or damage, business interruption and machinery breakdown cover for virtually all types of property, including commercial buildings, residential premises, construction projects and onshore energy installations. This line of business includes both primary and excess risks, some of which are catastrophe-exposed.
Marine: provides coverage for traditional marine classes, including offshore energy, cargo, liability, recreational marine, fine art, specie, hull and war. Offshore energy coverage includes physical damage, business interruption, operators extra expense and liability coverage for all aspects of offshore upstream energy, from exploration and construction through the operation and distribution phases.
Terrorism: provides coverage for physical damage and business interruption of an insured following an act of terrorism and includes kidnap & ransom and crisis management insurance.
Aviation: provides hull and liability and specific war cover primarily for passenger airlines but also for cargo operations, general aviation operations, airports, aviation authorities, security firms and product manufacturers.
Credit and Political Risk: provides credit and political risk insurance products for banks, commodity traders, corporations and multilateral and export credit agencies. Cover is provided for a range of risks including sovereign default, credit default, political violence, currency inconvertibility and non-transfer, expropriation, aircraft non-repossession and contract frustration due to political events.
Professional Lines: provides directors’ and officers’ liability, errors and omissions liability, employment practices liability, fiduciary liability, crime, professional indemnity, cyber and privacy insurance, medical malpractice and other financial insurance related covers for commercial enterprises, financial institutions and not-for-profit organizations. This business is predominantly written on a claims-made basis.
Liability: primarily targets primary and low/mid-level excess and umbrella commercial liability risks in the U.S. wholesale markets in addition to primary and excess of loss employers, public and products liability predominately in the UK. Target industry sectors include construction, manufacturing, transportation and trucking and other services.
Accident and Health: includes accidental death, travel insurance and specialty health products for employer and affinity groups.
Discontinued Lines: includes lines of business that Novae exited or placed into run-off in the fourth quarter of 2016 and the first quarter of 2017. Discontinued lines include Financial Institutions, Professional Indemnity, International Liability, and International Direct Property.

AXIS Capital Holdings Limited
BASIS OF PRESENTATION

BUSINESS DESCRIPTIONS (CONTINUED)

REINSURANCE SEGMENT

Our reinsurance segment provides treaty reinsurance to insurance companies on a worldwide basis. The following are the lines of business in our reinsurance segment:

Catastrophe: provides protection for most catastrophic losses that are covered in the underlying insurance policies written by our cedants. The exposure in the underlying policies is principally property-related but other exposures including workers compensation and personal accident are also covered. The principal perils in this portfolio include hurricane and windstorm, earthquake, flood, tornado, hail and fire. In some instances, terrorism may be a covered peril or the only peril. This business is principally written on an excess of loss basis.
Property: provides protection for property damage and related losses resulting from natural and man-made perils that are covered in underlying personal and commercial policies lines insurance policies written by our cedants. The predominant exposure is to property damage, but other risks, including business interruption and other non-property losses, may also be covered when arising from a covered peril. The most significant perils in this portfolio include windstorm, tornado and earthquake, but other perils such as freezes, riots, floods, industrial explosions, fires, hail and a number of other loss events are also included. This business is assumed on both a proportional and excess of loss basis.
Professional Lines: provides cover for directors’ and officers’ liability, employment practices liability, medical malpractice, professional indemnity, environmental liability and miscellaneous errors and omissions insurance risks. The underlying business is predominantly written on a claims-made basis. This business is written on both a proportional and excess of loss basis.
Credit and Surety: provides reinsurance of trade credit insurance products and includes both proportional and excess of loss structures. The underlying insurance indemnifies sellers of goods and services in the event of a payment default by the buyer of those goods and services. Credit insurance cover is provided to mortgage guaranty insurers and government sponsored entities. Cover for losses arising from a broad array of surety bonds issued by insurers to satisfy regulatory demands or contract obligations in a variety of jurisdictions around the world is also offered.
Motor: provides cover to insurers for motor liability and property damage losses arising out of any one occurrence. A loss occurrence can involve one or many claimants where the ceding insurer aggregates the claims from the occurrence. Traditional proportional and non-proportional reinsurance as well as structured solutions are offered.
Liability: provides cover to insurers of standard casualty business, excess and surplus casualty business and specialty casualty programs. The primary focus of the underlying business is general liability, although workers' compensation and auto liability covers are also written.
Agriculture: provides protection for risks associated with the production of food and fiber on a global basis for primary insurance companies writing multi-peril crop insurance, crop hail, and named peril covers, as well as custom risk transfer mechanisms for agricultural dependent industries with exposures to crop yield and/or price deviations. This business is provided on both a proportional and aggregate stop loss reinsurance basis.
Engineering: provides protection for all types of construction risks and risks associated with erection, testing and commissioning of machinery and plants during the construction stage. This line of business also includes cover for losses arising from operational failures of machinery, plant and equipment and electronic equipment as well as business interruption.
Marine and Other: includes marine, aviation and personal accident reinsurance.
Accident and Health: includes specialty health, accidental death, travel, life and disability reinsurance products which are offered on both a quota share and catastrophic or per life excess of events loss basis.
Discontinued Lines: includes lines of business that Novae exited or placed into run-off in the fourth quarter of 2016 and in the first quarter of 2017. Discontinued lines include Motor Reinsurance, General Liability Reinsurance, and International Facultative Property.

AXIS Capital Holdings Limited
FINANCIAL HIGHLIGHTS

		Quarter ended March 31,
		2018	2017	Change

HIGHLIGHTS	Gross premiums written	$2,662,795	$1,911,871	39.3%
	Gross premiums written - Insurance	33.1%	28.5%	4.6	pts
	Gross premiums written - Reinsurance	66.9%	71.5%	(4.6)	pts
	Net premiums written	$1,985,871	$1,508,959	31.6%
	Net premiums earned	$1,167,402	$938,703	24.4%
	Net premiums earned - Insurance	49.7%	41.8%	7.9	pts
	Net premiums earned - Reinsurance	50.3%	58.2%	(7.9)	pts
	Net income available to common shareholders	$62,546	$5,014	nm
	Operating income [a]	122,637	50,964	140.6%
	Reserve for losses and loss expenses	12,034,643	9,541,963	26.1%
	Total shareholders’ equity	$5,264,395	$6,230,365	(15.5%)

PER COMMON SHARE AND COMMON SHARE DATA	Basic earnings per common share	$0.75	$0.06	nm
	Diluted earnings per common share	0.75	0.06	nm
	Operating income per common share - diluted [b]	$1.46	$0.59	147.5%
	Weighted average common shares outstanding	83,322	86,022	(3.1%)
	Diluted weighted average common shares outstanding	83,721	86,793	(3.5%)
	Book value per common share	$53.75	$59.93	(10.3%)
	Diluted book value per common share (treasury stock method)	52.57	58.89	(10.7%)
	Diluted tangible book value per common share (treasury stock method) [a]	48.94	57.92	(15.5%)
	Accumulated dividends declared per common share	$13.55	$12.01	12.8%

FINANCIAL RATIOS	ROACE [c]	5.5%	0.4%	5.1	pts
	Operating ROACE [d]	10.8%	4.0%	6.8	pts
	Net loss and loss expense ratio	56.7%	64.7%	(8.0)	pts
	Acquisition cost ratio	19.6%	20.2%	(0.6)	pts
	General and administrative expense ratio	14.5%	17.2%	(2.7)	pts
	Combined ratio	90.8%	102.1%	(11.3)	pts

INVESTMENT DATA	Total assets	$25,087,309	$21,246,967	18.1%
	Total cash and invested assets [e]	15,369,963	14,567,653	5.5%
	Net investment income	100,999	98,664	2.4%
	Net investment losses	$(14,830)	$(25,050)	(40.8%)
	Total return on cash and investments (inclusive of investment related foreign exchange movements) [f]	(0.1%)	1.1%	(1.2)	pts
	Total return on cash and investments (exclusive of investment related foreign exchange movements) [f] [h]	(0.4%)	1.0%	(1.4)	pts
	Return on other investments [g]	1.7%	2.4%	(0.7)	pts
	Book yield of fixed maturities	2.7%	2.7%	—	pts

[a]
Operating income and diluted tangible book value per common share are non-GAAP financial measures as defined by Regulation G. See page 26 for reconciliation of operating income to net income available to common shareholders and page 27 for diluted tangible book value per common share to diluted book value per common share.

[b]	Operating income per common share - diluted, is calculated by dividing operating income for the period by diluted weighted average common shares and share equivalents.

[c]
Return on average common equity (“ROACE”) is calculated by dividing net income available to common shareholders for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period. Net income for the quarter-periods is annualized.

[d]
Operating ROACE, also a non-GAAP financial measure, is calculated by dividing operating income for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period. Operating income for the quarter-periods is annualized.

[e]
Total cash and invested assets represents the total cash, available for sale investments, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).

[f]
In calculating total return, we include net investment income, net investment gains (losses), interest in income (loss) of equity method investments and the change in unrealized gains (losses) generated by our average cash and investment balances.

[g]	Return on other investments is calculated by dividing other investment income by the average month-end other investment balances for the period, excluding Overseas Deposits

[h]
Pre-tax total return on cash and investments excluding foreign exchange movements is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to pre-tax total return on cash and investments, the most comparable GAAP financial measure, also included foreign exchange gains (losses) of $40m and $12m for the three months ended March 31, 2018 and 2017, respectively.

AXIS Capital Holdings Limited
CONSOLIDATED STATEMENTS OF INCOME - QUARTERLY

	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q1 2016
UNDERWRITING REVENUES
Gross premiums written	$2,662,795	$1,096,501	$1,185,574	$1,362,327	$1,911,871	$1,959,161
Premiums ceded	(676,924)	(367,077)	(352,831)	(406,310)	(402,912)	(273,355)
Net premiums written	1,985,871	729,424	832,743	956,017	1,508,959	1,685,806

Gross premiums earned	1,639,833	1,699,882	1,370,035	1,300,648	1,245,669	1,136,222
Ceded premiums expensed	(472,431)	(488,387)	(352,904)	(319,217)	(306,966)	(233,882)
Net premiums earned	1,167,402	1,211,495	1,017,131	981,431	938,703	902,340
Other insurance related income (losses)	6,606	3,180	(3,197)	2,560	(3,783)	(203)
Total underwriting revenues	1,174,008	1,214,675	1,013,934	983,991	934,920	902,137

UNDERWRITING EXPENSES
Net losses and loss expenses	661,345	840,132	1,235,367	605,332	606,942	498,962
Acquisition costs	229,260	234,713	194,724	204,361	189,792	180,635
Underwriting-related general and administrative expenses [a]	139,666	113,700	96,696	117,286	121,801	123,589
Total underwriting expenses	1,030,271	1,188,545	1,526,787	926,979	918,535	803,186

UNDERWRITING INCOME (LOSS) [b]	143,737	26,130	(512,853)	57,012	16,385	98,951

OTHER OPERATING REVENUE (EXPENSES)
Net investment income	100,999	100,908	95,169	106,063	98,664	49,164
Net investment gains (losses)	(14,830)	43,038	14,632	(4,392)	(25,050)	(66,508)
Interest expense and financing costs	(16,763)	(16,434)	(12,835)	(12,751)	(12,791)	(12,833)
Total other operating revenues (expenses)	69,406	127,512	96,966	88,920	60,823	(30,177)

OTHER EXPENSES
Foreign exchange losses	(37,860)	(44,644)	(32,510)	(36,118)	(21,465)	(616)
Corporate expenses [a]	(30,171)	(32,023)	(27,933)	(30,530)	(39,459)	(26,312)
Transaction and reorganization expenses	(13,054)	(20,748)	(5,970)	—	—	—
Amortization of value of business acquired	(57,110)	(50,104)	—	—	—	—
Amortization of intangibles	(2,782)	(2,543)	—	—	—	—
Bargain purchase gain	—	—	—	15,044	—	—
Total other expenses	(140,977)	(150,062)	(66,413)	(51,604)	(60,924)	(26,928)

INCOME (LOSS) BEFORE INCOME TAXES AND INTEREST IN INCOME (LOSS) OF EQUITY METHOD INVESTMENTS	72,166	3,580	(482,300)	94,328	16,284	41,846

Income tax (expense) benefit	1,036	(31,005)	25,877	3,333	9,337	6,540
Interest in income (loss) of equity method investments	—	—	(661)	(1,975)	(5,766)	—

NET INCOME (LOSS)	73,202	(27,425)	(457,084)	95,686	19,855	48,386

Preferred share dividends	(10,656)	(10,656)	(10,656)	(10,656)	(14,841)	(9,969)

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$62,546	$(38,081)	$(467,740)	$85,030	$5,014	$38,417

KEY RATIOS/PER SHARE DATA
Net loss and loss expense ratio	56.7%	69.3%	121.5%	61.7%	64.7%	55.3%
Acquisition cost ratio	19.6%	19.4%	19.1%	20.8%	20.2%	20.0%
General and administrative expense ratio [a]	14.5%	12.0%	12.3%	15.1%	17.2%	16.6%
Combined ratio	90.8%	100.7%	152.9%	97.6%	102.1%	91.9%

Weighted average basic shares outstanding	83,322	83,160	83,305	84,141	86,022	94,035
Weighted average diluted shares outstanding	83,721	83,160	83,305	84,511	86,793	94,853
Basic earnings (loss) per common share	$0.75	($0.46)	($5.61)	$1.01	$0.06	$0.41
Diluted earnings (loss) per common share	$0.75	($0.46)	($5.61)	$1.01	$0.06	$0.41
ROACE (annualized)	5.5%	(3.3%)	nm	6.7%	0.4%	2.9%
Operating ROACE (annualized)	10.8%	1.7%	nm	8.6%	4.0%	7.7%

[a]
Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. Our total general and administrative expenses also include corporate expenses. Both underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

[b]
Group (or consolidated) underwriting income (loss) is also a non-GAAP financial measure. Reconciliations of consolidated underwriting income (loss) to the nearest GAAP financial measure (income (loss) before income taxes and interest in income (loss) of equity method investments) are presented above and on the following page.

AXIS Capital Holdings Limited
CONSOLIDATED SEGMENT DATA

	Quarter ended March 31, 2018			Quarter ended March 31, 2017
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
UNDERWRITING REVENUES
Gross premiums written	$880,848	$1,781,947	$2,662,795	$545,261	$1,366,610	$1,911,871
Net premiums written	547,893	1,437,978	1,985,871	356,836	1,152,123	1,508,959

Gross premiums earned	904,421	735,412	1,639,833	612,372	633,298	1,245,670
Ceded premiums expensed	(324,362)	(148,069)	(472,431)	(220,408)	(86,559)	(306,967)
Net premiums earned	580,059	587,343	1,167,402	391,963	546,739	938,702
Other insurance related income (losses)	620	5,986	6,606	42	(3,825)	(3,783)
Total underwriting revenues	580,679	593,329	1,174,008	392,006	542,914	934,920

UNDERWRITING EXPENSES
Net losses and loss expenses	321,538	339,807	661,345	241,085	365,857	606,942
Acquisition costs	87,329	141,931	229,260	54,004	135,788	189,792
Underwriting-related general and administrative expenses	102,370	37,296	139,666	85,256	36,545	121,801
Total underwriting expenses	511,237	519,034	1,030,271	380,345	538,190	918,535

UNDERWRITING INCOME	$69,442	$74,295	$143,737	$11,661	$4,724	$16,385

KEY RATIOS
Current accident year loss ratio	59.4%	63.2%	61.3%	63.5%	70.0%	67.3%
Prior period reserve development	(4.0%)	(5.3%)	(4.6%)	(2.0%)	(3.1%)	(2.6%)
Net loss and loss expense ratio	55.4%	57.9%	56.7%	61.5%	66.9%	64.7%
Acquisition cost ratio	15.1%	24.2%	19.6%	13.8%	24.8%	20.2%
Underwriting-related general and administrative expense ratio	17.6%	6.3%	11.9%	21.8%	6.7%	13.0%
Corporate expense ratio			2.6%			4.2%
Combined ratio	88.1%	88.4%	90.8%	97.0%	98.4%	102.1%

AXIS Capital Holdings Limited
GROSS PREMIUMS WRITTEN BY SEGMENT BY LINE OF BUSINESS

	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q1 2016

INSURANCE SEGMENT
Property	$295,206	$240,246	$154,882	$198,681	$144,564	$146,592
Marine	126,743	59,387	42,483	73,921	65,601	73,532
Terrorism	16,900	13,044	12,147	10,509	11,814	7,046
Aviation	21,013	24,472	23,814	21,037	14,583	19,101
Credit and Political Risk	44,731	40,212	19,793	15,139	16,172	8,917
Professional Lines	207,965	309,905	213,009	244,119	155,469	145,451
Liability	105,661	114,631	131,975	136,725	90,603	83,886
Accident and Health	60,674	37,594	53,042	64,071	46,455	34,091
Discontinued Lines	1,955	14,820	—	—	—	—
TOTAL INSURANCE SEGMENT	880,848	854,311	651,144	764,202	545,261	518,616

REINSURANCE SEGMENT
Catastrophe	281,883	25,703	89,510	135,560	185,935	146,847
Property	200,707	11,344	90,001	56,723	194,541	176,174
Professional Lines	106,178	34,500	20,175	120,584	77,012	88,774
Credit and Surety	196,316	22,069	38,216	25,143	119,925	258,111
Motor	412,077	18,022	40,385	42,093	291,423	321,422
Liability	159,009	51,702	139,083	118,095	111,821	149,990
Agriculture	145,397	17,763	11,152	58,094	149,191	62,657
Engineering	26,506	19,134	10,120	7,347	40,533	34,789
Marine and Other	26,647	3,209	2,566	2,665	47,483	67,049
Accident and Health	227,689	39,131	93,221	31,821	148,746	134,732
Discontinued Lines	(462)	(387)	—	—	—	—
TOTAL REINSURANCE SEGMENT	1,781,947	242,190	534,429	598,125	1,366,610	1,440,545

CONSOLIDATED TOTAL	$2,662,795	$1,096,501	$1,185,574	$1,362,327	$1,911,871	$1,959,161

AXIS Capital Holdings Limited
INSURANCE SEGMENT DATA - QUARTERLY

	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q1 2016
UNDERWRITING REVENUES
Gross premiums written	$880,848	$854,311	$651,144	$764,202	$545,261	$518,617
Net premiums written	547,893	515,826	407,054	496,109	356,836	338,629

Gross premiums earned	904,421	929,346	648,148	639,612	612,372	584,065
Ceded premiums expensed	(324,362)	(343,186)	(227,373)	(222,072)	(220,408)	(196,956)
Net premiums earned	580,059	586,159	420,775	417,541	391,963	387,109
Other insurance related income	620	2,091	302	508	42	137
Total underwriting revenues	580,679	588,250	421,077	418,049	392,006	387,246

UNDERWRITING EXPENSES
Net losses and loss expenses	321,538	372,190	576,688	275,464	241,085	242,044
Acquisition costs	87,329	92,293	61,541	62,391	54,004	51,040
General and administrative expenses	102,370	85,979	71,008	83,126	85,256	80,476
Total underwriting expenses	511,237	550,462	709,238	420,980	380,345	373,560

UNDERWRITING INCOME (LOSS)	$69,442	$37,788	$(288,160)	$(2,931)	$11,661	$13,686

KEY RATIOS
Current accident year loss ratio	59.4%	67.7%	138.9%	70.7%	63.5%	62.4%
Prior period reserve development	(4.0%)	(4.2%)	(1.8%)	(4.7%)	(2.0%)	0.1%
Net loss and loss expense ratio	55.4%	63.5%	137.1%	66.0%	61.5%	62.5%
Acquisition cost ratio	15.1%	15.7%	14.6%	14.9%	13.8%	13.2%
General and administrative expense ratio	17.6%	14.7%	16.9%	19.9%	21.8%	20.8%
Combined ratio	88.1%	93.9%	168.6%	100.8%	97.0%	96.5%

AXIS Capital Holdings Limited
REINSURANCE SEGMENT DATA - QUARTERLY

	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q1 2016
UNDERWRITING REVENUES
Gross premiums written	$1,781,947	$242,190	$534,429	$598,125	$1,366,610	$1,440,545
Net premiums written	1,437,978	213,598	425,689	459,908	1,152,123	1,347,177

Gross premiums earned	735,412	770,537	721,886	661,035	633,298	552,158
Ceded premiums expensed	(148,069)	(145,201)	(125,530)	(97,145)	(86,559)	(36,926)
Net premiums earned	587,343	625,336	596,356	563,890	546,739	515,231
Other insurance related income (losses)	5,986	1,089	(3,500)	2,052	(3,825)	(340)
Total underwriting revenues	593,329	626,425	592,857	565,942	542,914	514,892

UNDERWRITING EXPENSES
Net losses and loss expenses	339,807	467,941	658,679	329,867	365,857	256,918
Acquisition costs	141,931	142,420	133,183	141,971	135,788	129,596
General and administrative expenses	37,296	27,722	25,689	34,160	36,545	43,113
Total underwriting expenses	519,034	638,083	817,550	505,998	538,190	429,627

UNDERWRITING INCOME (LOSS)	$74,295	$(11,658)	$(224,694)	$59,944	$4,724	$85,265

KEY RATIOS
Current accident year loss ratio	63.2%	79.9%	117.1%	67.6%	70.0%	63.6%
Prior period reserve development	(5.3%)	(5.1%)	(6.6%)	(9.1%)	(3.1%)	(13.7%)
Net loss and loss expense ratio	57.9%	74.8%	110.5%	58.5%	66.9%	49.9%
Acquisition cost ratio	24.2%	22.8%	22.3%	25.2%	24.8%	25.2%
General and administrative expense ratio	6.3%	4.4%	4.3%	6.1%	6.7%	8.4%
Combined ratio	88.4%	102.0%	137.1%	89.7%	98.4%	83.4%

8

9

AXIS Capital Holdings Limited
REINSURANCE SEGMENT - STRATEGIC CAPITAL PARTNERS

	Quarter ended March 31,
TOTAL MANAGED PREMIUMS [a]	2018	2017
Total Managed Premiums	$1,781,947	$1,366,610
Premiums ceded to Harrington Re	55,392	60,434
Premiums ceded to Other Strategic Capital Partners	288,577	154,054
Net premiums written	$1,437,978	$1,152,122

FEE INCOME FROM STRATEGIC CAPITAL PARTNERS [b]
Fee income	$13,088	$11,142

[a]
Total managed premiums represented gross premiums written by the AXIS Reinsurance segment of $1,781,947 and $1,366,610 for the three months ended March 31, 2018 and 2017, respectively, including premiums written on behalf of our strategic capital partners.

[b]
Fee income from strategic capital partners represents service fees and reimbursement of expenses due to the AXIS Reinsurance segment from its strategic capital partners. Fee income from strategic capital partners included $4,869 and $4,370 included in other insurance related income (expense) for the three months ended March 31, 2018 and 2017, respectively. It also included $8,219 and $6,772 as an offset to general and administrative expenses for the three months ended March 31, 2018 and 2017, respectively. Fee income from strategic capital partners for periods prior to June 30, 2016 were included in acquisition costs.

10

AXIS Capital Holdings Limited
NET INVESTMENT INCOME - QUARTERLY

	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q1 2016

Fixed maturities	$83,958	$82,060	$74,978	$78,218	$77,407	$75,975
Other investments	13,704	16,885	17,373	23,639	18,962	(26,878)
Equity securities	1,758	3,871	3,223	4,347	3,478	5,145
Mortgage loans	3,125	2,810	2,895	2,597	2,477	1,684
Cash and cash equivalents	4,153	417	3,111	3,433	3,095	1,434
Short-term investments	875	921	698	660	438	206

Gross investment income	107,573	106,964	102,278	112,894	105,857	57,566
Investment expenses	(6,574)	(6,056)	(7,109)	(6,831)	(7,193)	(8,402)

Net investment income	$100,999	$100,908	$95,169	$106,063	$98,664	$49,164

AXIS Capital Holdings Limited
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	September 30,	June 30,	March 31,	March 31,
	2018	2017	2017	2017	2017	2016
ASSETS
Investments:
Fixed maturities, available for sale, at fair value	$11,801,396	$12,622,006	$11,086,386	$11,424,295	$11,191,529	$11,838,068
Equity securities, at fair value	435,742	635,511	659,751	738,489	653,419	637,325
Mortgage loans, held for investment, at amortized cost and fair value	364,769	325,062	360,381	349,916	339,855	267,589
Other investments, at fair value	1,009,587	1,009,373	830,253	813,617	780,395	859,639
Equity method investments	108,597	108,597	108,597	109,258	111,233	11,022
Short-term investments, at amortized cost and fair value	56,246	83,661	15,282	10,146	13,338	29,540
Total investments	13,776,337	14,784,210	13,060,650	13,445,721	13,089,769	13,643,183
Cash and cash equivalents	1,644,580	1,363,786	1,631,127	1,015,270	1,451,570	952,311
Accrued interest receivable	73,928	81,223	68,023	72,626	69,649	71,475
Insurance and reinsurance premium balances receivable	3,892,957	3,012,419	2,968,096	3,050,222	2,891,811	2,690,400
Reinsurance recoverable on paid and unpaid losses	3,129,303	3,338,840	2,360,821	2,184,934	2,070,341	2,116,090
Deferred acquisition costs	721,820	474,061	562,774	591,397	609,773	646,919
Prepaid reinsurance premiums	1,015,163	809,274	734,129	733,836	645,663	436,382
Receivable for investments sold	19,433	11,621	9,357	18,754	40,448	1,614
Goodwill	102,004	102,003	48,969	47,148	47,148	47,148
Intangible assets	253,808	257,987	38,237	39,072	37,465	39,298
Value of business acquired	150,936	206,838	—	—	—	—
Other assets	307,040	317,915	335,967	300,658	293,330	333,370
TOTAL ASSETS	$25,087,309	$24,760,177	$21,818,150	$21,499,638	$21,246,967	$20,978,190

LIABILITIES
Reserve for losses and loss expenses	$12,034,643	$12,997,553	$10,787,575	$9,878,662	$9,541,963	$9,716,487
Unearned premiums	4,659,858	3,641,399	3,521,063	3,704,003	3,629,354	3,586,307
Insurance and reinsurance balances payable	1,251,629	899,064	670,292	677,204	514,356	344,181
Notes payable and debt	1,376,835	1,376,529	993,797	993,511	993,229	992,091
Payable for investments purchased	144,315	100,589	122,065	95,865	83,783	135,647
Other liabilities	355,634	403,779	268,659	257,698	253,917	253,218
TOTAL LIABILITIES	19,822,914	19,418,913	16,363,451	15,606,943	15,016,602	15,027,931

SHAREHOLDERS’ EQUITY
Preferred shares	775,000	775,000	775,000	775,000	1,126,074	625,000
Common shares	2,206	2,206	2,206	2,206	2,206	2,206
Additional paid-in capital	2,289,497	2,299,166	2,291,516	2,283,523	2,276,671	2,296,533
Accumulated other comprehensive income (loss)	(85,216)	92,382	141,613	84,306	699	17,646
Retained earnings	6,076,294	5,979,666	6,051,659	6,551,801	6,499,262	6,198,932
Treasury shares, at cost	(3,793,386)	(3,807,156)	(3,807,295)	(3,804,141)	(3,674,547)	(3,190,058)
TOTAL SHAREHOLDERS' EQUITY	5,264,395	5,341,264	5,454,699	5,892,695	6,230,365	5,950,259

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$25,087,309	$24,760,177	$21,818,150	$21,499,638	$21,246,967	$20,978,190

Basic common shares outstanding	83,518	83,161	83,157	83,203	85,170	92,903
Diluted common shares outstanding	85,392	84,745	84,575	84,655	86,670	95,031
Book value per common share	$53.75	$54.91	$56.28	$61.51	$59.93	$57.32
Diluted book value per common share	52.57	53.88	55.33	60.45	58.89	56.04
Diluted tangible book value per common share	$48.94	$50.18	$54.30	$59.44	$57.92	$55.13
Debt to total capital [a]	20.7%	20.5%	15.4%	14.4%	13.7%	14.3%
Debt and preferred equity to total capital	32.4%	32.0%	27.4%	25.7%	29.3%	23.3%

[a]	The debt to total capital ratio is calculated by dividing our notes payable and debt by total capital. Total capital represents the sum of total shareholders’ equity and our notes payable and debt.

AXIS Capital Holdings Limited
CASH AND INVESTED ASSETS PORTFOLIO
At March 31, 2018

	Cost or Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Percentage
Fixed Maturities, available for sale
U.S. government and agency	$1,821,951	$908	$(25,894)	$1,796,965	11.6%
Non-U.S. government	649,396	21,084	(9,256)	661,224	4.3%
Corporate debt	4,670,815	40,698	(71,082)	4,640,431	30.2%
Agency RMBS	1,956,394	4,644	(46,193)	1,914,845	12.5%
CMBS	1,042,704	1,964	(14,047)	1,030,621	6.7%
Non-Agency RMBS	39,930	1,997	(530)	41,397	0.3%
ABS	1,566,484	4,932	(4,718)	1,566,698	10.2%
Municipals	150,386	781	(1,952)	149,215	1.0%
Total fixed maturities	11,898,060	77,008	(173,672)	11,801,396	76.8%

Equity securities
Common stocks	23,251	1,668	(977)	23,942	0.2%
Exchange traded funds	211,301	51,843	(514)	262,630	1.7%
Bond mutual funds	139,539	9,631	—	149,170	0.9%
Total equity securities	374,091	63,142	(1,491)	435,742	2.8%

Total fixed maturities and equity securities	$12,272,151	$140,150	$(175,163)	12,237,138	79.6%

Mortgage loans, held for investment				364,769	2.4%

Other investments (see below)				1,009,587	6.6%

Equity method investments				108,597	0.7%

Short-term investments				56,246	0.3%

Total investments				13,776,337	89.6%

Cash and cash equivalents [a]				1,644,580	10.7%

Accrued interest receivable				73,928	0.5%

Net receivable/(payable) for investments sold (purchased)				(124,882)	(0.8%)

Total cash and invested assets				$15,369,963	100.0%

				Fair Value	Percentage
Other Investments:
Long/short equity funds				$25,489	2.5%
Multi-strategy funds				283,298	28.1%
Event-driven funds				37,680	3.7%
Direct lending funds				261,902	25.9%
Real estate funds				54,720	5.4%
Private equity funds				65,811	6.5%
Other privately held investments				48,787	4.8%
Collateralized loan obligations - equity tranches				28,556	3.0%
Overseas deposits				$203,344	20.1%
Total				$1,009,587	100.0%

[a]	Includes $417 million of restricted cash and cash equivalents.

AXIS Capital Holdings Limited
CASH AND INVESTED ASSETS COMPOSITION - QUARTERLY

	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q1 2016
	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
CASH AND INVESTED ASSETS PORTFOLIO
Fixed Maturities:
U.S. government and agency	11.6%	10.7%	10.7%	11.3%	11.5%	10.7%
Non-U.S. government	4.3%	5.0%	3.9%	3.7%	3.8%	5.0%
Corporate debt	30.2%	32.8%	30.7%	32.8%	30.5%	30.4%
MBS:
Agency RMBS	12.5%	14.8%	15.7%	15.9%	15.6%	16.7%
CMBS	6.7%	4.8%	4.6%	4.5%	4.7%	7.6%
Non-agency RMBS	0.3%	0.3%	0.3%	0.3%	0.4%	0.7%
ABS	10.2%	8.9%	8.8%	9.5%	9.4%	9.2%
Municipals	1.0%	0.9%	1.0%	1.0%	0.9%	1.1%

Total Fixed Maturities	76.8%	78.2%	75.7%	79.0%	76.8%	81.4%
Equity securities	2.8%	3.9%	4.5%	5.1%	4.5%	4.4%
Mortgage loans	2.4%	2.0%	2.5%	2.4%	2.3%	1.8%
Other investments	6.6%	6.3%	5.7%	5.6%	5.4%	5.9%
Equity method investments	0.7%	0.7%	0.7%	0.8%	0.8%	0.1%
Short-term investments	0.3%	0.5%	0.1%	0.1%	0.1%	0.3%

Total Investments	89.6%	91.6%	89.2%	93.0%	89.9%	93.9%
Cash and cash equivalents	10.7%	8.4%	11.1%	7.0%	10.0%	6.6%
Accrued interest receivable	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%
Net receivable/(payable) for investments sold or purchased	(0.8%)	(0.5%)	(0.8%)	(0.5%)	(0.4%)	(1.0%)
Total Cash and Invested Assets	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CREDIT QUALITY OF FIXED MATURITIES	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
U.S. government and agency	15.2%	13.6%	14.0%	14.3%	15.2%	13.3%
AAA	40.2%	39.5%	39.5%	38.1%	37.8%	37.9%
AA	7.5%	8.3%	7.9%	8.1%	8.7%	11.3%
A	14.9%	16.6%	15.0%	15.8%	14.7%	16.8%
BBB	13.9%	13.9%	14.5%	14.7%	14.1%	11.7%
Below BBB	8.3%	8.1%	9.1%	9.0%	9.5%	9.0%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

MATURITY PROFILE OF FIXED MATURITIES	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
Within one year	4.3%	3.9%	3.9%	3.5%	2.9%	2.4%
From one to five years	39.2%	38.9%	34.7%	36.2%	35.8%	33.7%
From five to ten years	16.2%	18.6%	20.5%	20.0%	19.7%	19.1%
Above ten years	1.7%	1.7%	2.0%	2.0%	2.6%	2.8%
Asset-backed and mortgage-backed securities	38.6%	36.9%	38.9%	38.3%	39.0%	42.0%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CASH AND INVESTED ASSETS PORTFOLIO CHARACTERISTICS
Book yield of fixed maturities	2.7%	2.5%	2.6%	2.6%	2.7%	2.5%
Yield to maturity of fixed maturities	3.2%	2.7%	2.6%	2.6%	2.7%	2.5%
Average duration of fixed maturities (inclusive of duration hedges)	3.1 yrs	3.2 yrs	3.2 yrs	3.1 yrs	3.3 yrs	3.1 yrs
Average credit quality	AA-	AA-	AA-	AA-	AA-	AA-

AXIS Capital Holdings Limited
GEOGRAPHIC DISTRIBUTION OF FIXED MATURITIES AND EQUITIES
At March 31, 2018

			Corporate Debt
	Governments and Agencies		Financials	Non-Financials	Government Guaranteed	Total	Agency RMBS	Non-Agency RMBS/CMBS	ABS	Total Fixed Maturities	Equities		Total Fixed Maturities and Equities
Composition by country
Eurozone countries:
Netherlands	$33,271		$20,566	$59,962	$—	$80,528	$—	$—	$—	$113,799	$1,649		$115,448
France	18,450		20,762	38,387	5,859	65,008	—	—	—	83,458	4,867		88,325
Germany	23,953		6,087	27,240	22,887	56,214	—	—	—	80,167	3,019		83,186
Ireland	1,387		24,131	26,091	—	50,222	—	—	—	51,609	573		52,182
Belgium	26,363		942	15,302	—	16,244	—	—	—	42,607	993		43,600
Luxembourg	—		—	40,817	—	40,817	—	—	1,250	42,067	—		42,067
Spain	3,116		8,140	4,174	—	12,314	—	—	—	15,430	606		16,036
Italy	7,581		450	6,623	—	7,073	—	—	—	14,654	970		15,624
Supranational [a]	10,908		—	—	—	—	—	—	—	10,908	—		10,908
Austria	2,456		579	1,251	—	1,830	—	—	—	4,286	52		4,338
Portugal	1,793		—	987	—	987	—	—	—	2,780	—		2,780
Finland	—		—	1,082	—	1,082	—	—	—	1,082	116		1,198
Other [b]	—		—	—	—	—	—	—	—	—	35,819		35,819
Total eurozone	129,278		81,657	221,916	28,746	332,319	—	—	1,250	462,847	48,664		511,511
Other concentrations:
United Kingdom	224,498		77,409	126,672	12,705	216,786	—	12,407	3,252	456,943	54,546		511,489
Canada	106,736		91,838	107,478	87,671	286,987	—	—	9,687	403,410	—		403,410
Japan	—		110,302	3,761	5,833	119,896	—	—	8,295	128,191	14,089		142,280
Australia	—		57,833	14,509	—	72,342	—	—	—	72,342	—		72,342
Mexico	34,429		—	1,029	—	1,029	—	—	—	35,458	—		35,458
Other	166,283		42,149	78,706	14,901	135,756	—	—	—	302,039	17,135	[c]	319,174
Total other concentrations	531,946		379,531	332,155	121,110	832,796	—	12,407	21,234	1,398,383	85,770		1,484,153

Total Non-U.S. concentrations	661,224		461,188	554,071	149,856	1,165,115	—	12,407	22,484	1,861,230	134,434		1,995,664

United States	1,769,810	[d]	1,401,567	2,073,749	—	3,475,316	1,914,845	1,059,611	1,544,214	9,763,796	301,308	[e]	10,065,104
United States agencies	27,155		—	—	—	—	—	—	—	27,155	—		27,155
United States local governments	149,215		—	—	—	—	—	—	—	149,215	—		149,215
Total U.S. concentrations	1,946,180		1,401,567	2,073,749	—	3,475,316	1,914,845	1,059,611	1,544,214	9,940,166	301,308		10,241,474

Totals	$2,607,404		$1,862,755	$2,627,820	$149,856	$4,640,431	$1,914,845	$1,072,018	$1,566,698	$11,801,396	$435,742		$12,237,138

[a]	Represents holdings of the European Investment Bank.

[b]	Represents holdings in exchange-traded funds ("ETFs"). The primary countries of risk for these underlying securities are countries within the eurozone.

[c]	Represents exchange-traded funds ("ETFs") designed to track indexes with primary underlying exposures to countries other than the United States and those within the eurozone.

[d]	Represents United States Treasuries.

[e]	Represents ETFs designed to track the S&P 500 and a U.S. bond mutual fund.

AXIS Capital Holdings Limited
CORPORATE DEBT COMPOSITION
At March 31, 2018

	Fair Value	% of Total Corporate Debt	% of Total Cash and Invested Assets
Composition by sector - Investment grade
Financial institutions:
U.S. banks	$1,005,498	21.7%	6.5%
Non-U.S. banks	369,677	8.0%	2.4%
Corporate/commercial finance	224,565	4.8%	1.5%
Insurance	126,487	2.7%	0.8%
Investment brokerage	12,736	0.3%	0.1%
Total financial institutions	1,738,963	37.5%	11.3%
Consumer non-cyclicals	534,146	11.5%	3.5%
Consumer cyclical	284,284	6.1%	1.8%
Communications	252,973	5.5%	1.6%
Technology	236,042	5.1%	1.5%
Energy	179,858	3.9%	1.2%
Non-U.S. government guaranteed	148,301	3.2%	1.0%
Utilities	107,890	2.3%	0.7%
Industrials	91,402	2.0%	0.6%
Transportation	115,094	2.5%	0.7%
Total investment grade	3,688,953	79.6%	23.9%

Total non-investment grade	951,478	20.4%	6.3%

Total corporate debt	$4,640,431	100.0%	30.2%

AXIS Capital Holdings Limited
INVESTMENT PORTFOLIO
TEN LARGEST CORPORATE DEBT HOLDINGS
At March 31, 2018

	Amortized Cost	Net Unrealized Gain (Loss)	Fair Value	% of Total Fixed Maturities
ISSUER [a]
MORGAN STANLEY	127,626	(2,247)	125,379	1.1%
GOLDMAN SACHS GROUP	119,934	(1,845)	118,089	1.0%
JP MORGAN CHASE & CO	117,043	(2,473)	114,570	1.0%
WELLS FARGO & COMPANY	116,013	(1,938)	114,075	1.0%
BANK OF AMERICA CORP	112,148	(1,019)	111,129	0.9%
FORD MOTOR COMPANY	63,845	(1,792)	62,053	0.5%
GENERAL MOTORS COMPANY	55,544	(258)	55,286	0.5%
AMERICAN EXPRESS COMPANY	50,098	(578)	49,520	0.4%
AT&T INC	48,932	(122)	48,810	0.4%
ANHEUSER-BUSCH INBEV	43,796	(386)	43,410	0.4%

[a]
The holdings represent direct investments in fixed maturities of the parent issuer and its major subsidiaries. These investments exclude asset and mortgage backed securities that were issued, sponsored or serviced by the parent.

AXIS Capital Holdings Limited
MORTGAGE-BACKED AND ASSET-BACKED SECURITIES COMPOSITION
At March 31, 2018

	Agencies	AAA	AA	A	BBB	Non-Investment Grade	Total

Residential MBS	$1,914,845	$20,590	$261	$1,472	$6,573	$12,501	$1,956,242
Commercial MBS	195,293	759,790	62,351	12,437	750	—	1,030,621
ABS	—	1,450,033	73,867	29,026	7,812	5,960	1,566,698

Total mortgage-backed and asset-backed securities	$2,110,138	$2,230,413	$136,479	$42,935	$15,135	$18,461	$4,553,561

Percentage of total	46.3%	49.0%	3.0%	0.9%	0.3%	0.5%	100.0%

AXIS Capital Holdings Limited
REINSURANCE RECOVERABLE ANALYSIS

	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q1 2016
Reinsurance recoverable on paid losses and loss expenses:
Insurance	$58,621	$86,272	$38,654	$59,391	$26,009	$36,414
Reinsurance	84,534	93,054	24,145	14,674	15,301	8,275
Total	$143,155	$179,326	$62,799	$74,065	$41,310	$44,689

Reinsurance recoverable on unpaid losses and loss expenses: OSLR
Insurance	$778,498	$930,132	$587,060	$563,510	$576,914	$667,601
Reinsurance	175,363	151,062	99,303	45,525	39,069	27,939
Total	$953,861	$1,081,194	$686,363	$609,035	$615,983	$695,540

Reinsurance recoverable on unpaid losses and loss expenses: IBNR
Insurance	$1,757,091	$1,807,607	$1,406,025	$1,406,139	$1,366,078	$1,384,417
Reinsurance	291,979	287,551	221,873	113,485	67,121	12,002
Total	$2,049,070	$2,095,158	$1,627,898	$1,519,624	$1,433,199	$1,396,419

Provision against reinsurance recoverable on paid and unpaid losses and loss expenses:
Insurance	$(16,248)	$(16,420)	$(15,972)	$(17,629)	$(20,018)	$(20,558)
Reinsurance	(535)	(418)	(267)	(161)	(133)	—
Total	$(16,783)	$(16,838)	$(16,239)	$(17,790)	$(20,151)	$(20,558)

Net reinsurance recoverables:
Insurance	$2,577,962	$2,807,591	$2,015,767	$2,011,411	$1,948,983	$2,067,874
Reinsurance	551,341	531,249	345,054	173,523	121,358	48,216
Total	$3,129,303	$3,338,840	$2,360,821	$2,184,934	$2,070,341	$2,116,090

AXIS Capital Holdings Limited
REINSURANCE RECOVERABLE ANALYSIS
At March 31, 2018

Categories	Gross Recoverable	Collateral	Gross Recoverable Net of Collateral	% of Total Gross Recoverable Net of Collateral	% of Total Shareholders’ Equity	Provision Against Reinsurance Recoverable	Provision Against Reinsurance Recoverable as % of Gross Recoverable	Net Recoverable
Top 10 reinsurers based on gross recoverables	$1,860,305	$(211,282)	$1,649,023	60.9%	31.3%	$(9,331)	0.5%	$1,850,974
Other reinsurers balances > $20 million	827,811	(118,611)	709,200	26.2%	13.5%	(4,772)	0.6%	823,039
Other reinsurers balances < $20 million	457,971	(107,978)	349,993	12.9%	6.6%	(2,681)	0.6%	455,290
Total	$3,146,087	$(437,871)	$2,708,216	100.0%	51.4%	$(16,784)	0.5%	$3,129,303
At March 31, 2018, 91.2% (December 31, 2017: 88.8%) of our gross recoverables were collectible from reinsurers rated the equivalent of A- or better by internationally recognized rating agencies.

Top 10 Reinsurers (net of collateral)	% of Total Gross Recoverable Net of Collateral	% of Total Shareholders’ Equity
Lloyds of London	15.9%	8.2%
Swiss Reinsurance America Corporation	14.6%	7.5%
Transatlantic Reinsurance Company	7.3%	3.8%
Partner Reinsurance Co of US	6.8%	3.5%
Hannover Ruck SE	4.0%	2.1%
Everest Reinsurance Company	3.9%	2.0%
Munich Reinsurance America, Inc	3.3%	1.7%
Berkley Insurance Company	2.9%	1.5%
AXA Corporate Solutions Assurance	2.9%	1.4%
Liberty Mutual Insurance Company	2.7%	1.3%
	64.3%	33.0%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS

	Quarter ended March 31, 2018			Quarter ended March 31, 2017
	Gross	Recoveries	Net	Gross	Recoveries	Net
Reserve for unpaid losses and loss expenses

Beginning of period	$12,997,553	$(3,159,514)	$9,838,039	$9,697,827	$(2,276,109)	$7,421,718
Incurred	1,003,825	(342,480)	661,345	775,201	(168,259)	606,942
Paid	(935,646)	211,439	(724,207)	(761,649)	209,124	(552,525)
Foreign exchange and other	(1,031,089)	304,308	(726,781)	(169,416)	206,213	36,797

End of period [a]	$12,034,643	$(2,986,247)	$9,048,396	$9,541,963	$(2,029,031)	$7,512,932

[a]
At March 31, 2018, the gross reserve for losses and loss expenses included IBNR of $7,565 million, or 63%, of total gross reserves for loss and loss expenses. At December 31, 2017, the comparable amount was $7,860 million, or 60%.

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS BY SEGMENT

	Quarter ended March 31, 2018			Quarter ended March 31, 2017
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

Gross losses paid	$488,490	$447,156	$935,646	$467,346	$294,303	$761,649
Reinsurance recoveries	(143,637)	(67,802)	(211,439)	(203,766)	(5,358)	(209,124)

Net losses paid	344,853	379,354	724,207	263,580	288,945	552,525

Change in:
Reported case reserves	28,239	139,405	167,644	(90,427)	17,438	(72,989)
IBNR	32,923	(132,388)	(99,465)	4,196	82,345	86,541
Reinsurance recoveries on unpaid loss and loss expense reserves	(84,477)	(46,564)	(131,041)	63,736	(22,871)	40,865

Total net incurred losses and loss expenses	$321,538	$339,807	$661,345	$241,085	$365,857	$606,942

Gross reserve for losses and loss expenses	$6,295,947	$5,738,696	$12,034,643	$4,912,251	$4,629,712	$9,541,963

Net favorable prior year reserve development	$22,775	$31,532	$54,307	$7,865	$16,928	$24,793

Key Ratios

Net paid to net incurred percentage	107.3%	111.6%	109.5%	109.3%	79.0%	91.0%

Net paid losses / Net premiums earned	59.5%	64.6%	62.0%	67.2%	52.8%	58.9%
Change in net loss and loss expense reserves / Net premiums earned	(4.1%)	(6.7%)	(5.3%)	(5.7%)	14.1%	5.8%
Net loss and loss expense ratio	55.4%	57.9%	56.7%	61.5%	66.9%	64.7%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
INSURANCE - QUARTERLY

	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q1 2016

Gross losses paid	$488,490	$579,122	$407,751	$385,899	$467,346	$318,898
Reinsurance recoveries	(143,637)	(158,719)	(113,348)	(118,232)	(203,766)	(87,190)

Net losses paid	344,853	420,403	294,403	267,667	263,580	231,708

Change in:
Reported case reserves	28,239	220,300	32,639	(47,554)	(90,427)	358
IBNR	32,923	(170,581)	268,021	73,253	4,196	40,290
Reinsurance recoveries on unpaid loss and loss expense reserves	(84,477)	(97,931)	(18,375)	(17,901)	63,736	(30,312)

Total net incurred losses and loss expenses	$321,538	$372,191	$576,688	$275,465	$241,085	$242,044

Gross reserve for losses and loss expenses	$6,295,947	$7,011,805	$5,369,358	$5,045,223	$4,912,251	$5,255,566

Net favorable prior year reserve development	$22,775	$24,879	$7,926	$19,787	$7,865	$(352)

Key Ratios

Net paid to net incurred percentage	107.3%	113.0%	51.1%	97.2%	109.3%	95.7%

Net paid losses/Net premiums earned	59.5%	71.7%	70.0%	64.1%	67.2%	59.9%
Change in net loss and loss expense reserves / Net premiums earned	(4.1%)	(8.2%)	67.1%	1.9%	(5.7%)	2.6%
Net loss and loss expense ratio	55.4%	63.5%	137.1%	66.0%	61.5%	62.5%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
REINSURANCE - QUARTERLY

	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q1 2016

Gross losses paid	$447,156	$542,160	$333,573	$292,914	$294,303	$333,370
Reinsurance recoveries	(67,802)	(91,146)	(23,886)	(3,936)	(5,358)	(8,806)

Net losses paid	379,354	451,014	309,687	288,978	288,945	324,564

Change in:
Reported case reserves	139,405	94,597	159,834	79,737	17,438	(70,740)
IBNR	(132,388)	(90,690)	348,403	13,077	82,345	5,518
Reinsurance recoveries on unpaid loss and loss expense reserves	(46,564)	13,020	(159,245)	(51,925)	(22,871)	(2,424)

Total net incurred losses and loss expenses	$339,807	$467,941	$658,679	$329,867	$365,857	$256,918

Gross reserve for losses and loss expenses	$5,738,696	$5,985,747	$5,418,217	$4,833,440	$4,629,712	$4,460,920

Net favorable prior year reserve development	$31,532	$31,680	$39,842	$51,146	$16,928	$70,746

Key Ratios

Net paid to net incurred percentage	111.6%	96.4%	47.0%	87.6%	79.0%	126.3%

Net paid losses / Net premiums earned	64.6%	72.1%	51.9%	51.2%	52.8%	63.0%
Change in net loss and loss expense reserves / Net premiums earned	(6.7%)	2.7%	58.6%	7.3%	14.1%	(13.1%)
Net loss and loss expense ratio	57.9%	74.8%	110.5%	58.5%	66.9%	49.9%

AXIS Capital Holdings Limited
NET PROBABLE MAXIMUM LOSSES TO CERTAIN PEAK INDUSTRY CATASTROPHE EXPOSURES - AS OF APRIL 1, 2018

		Estimated Net Exposures (millions of U.S. dollars)
Territory	Peril	50 Year Return Period	100 Year Return Period	250 Year Return Period
Single zone, single event
Southeast	U.S. Hurricane	$375	$485	$919
Northeast	U.S. Hurricane	61	164	291
Mid-Atlantic	U.S. Hurricane	129	277	422
Gulf of Mexico	U.S. Hurricane	243	310	403
California	Earthquake	248	336	557
Europe	Windstorm	253	384	556
Japan	Earthquake	170	248	397
Japan	Windstorm	57	90	135
The above table shows our Probable Maximum Loss (“PML”) to a single natural peril catastrophe event within certain defined single zones which correspond to peak industry catastrophe exposures at April 1, 2018. The return period refers to the frequency with which losses of a given amount or greater are expected to occur. A zone is a geographic area in which the insurance risks are considered to be correlated to a single catastrophic event. Estimated losses from a modeled event are grouped into a single zone, as shown above, based on where the majority of the total estimated industry loss is expected to occur.
As indicated in the table above, our modeled single occurrence 1-in-100 year return period PML for a Southeast hurricane, net of reinsurance, is approximately $0.5 billion. According to our modeling, there is a one percent chance that on an annual basis, our losses incurred from a Southeast hurricane event could be in excess of $0.5 billion. Conversely, there is a 99% chance that on an annual basis, the loss from a Southeast hurricane will fall below $0.5 billion.
We have developed our PML estimates using multiple commercially available catastrophe vendor models, including AIR and RMS. We weight the use of these vendor models based upon our own judgment and experience, and include in our estimates non-modeled perils and other factors which we believe provide us with a more complete view of catastrophe risk.
A supplementary disclosure entitled “Overview of AXIS Natural Peril Catastrophe Risk Measurement and Management” dated August 3, 2011 is available in the Investor Information section of our website. This disclosure provides an overview of our PML methodology, including our approach to zonal aggregation, as well as information about zonal definitions commonly used by other external parties.
Our PML estimates are based on assumptions that are inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses to differ materially from those expressed above. We aim to reduce the potential for model error in a number of ways, foremost by ensuring that management’s judgment supplements the model outputs. We also perform ongoing model validation both within our business units and through our catastrophe model validation unit. These validation procedures include sensitivity testing of models to understand their key variables and, where possible, back testing the model outputs to actual results.
Our estimated net losses from peak zone catastrophes may change from period to period as a result of several factors, which include but are not limited to, updates to vendor catastrophe models, changes in our own modeling, changes in our underwriting portfolios, changes to our reinsurance purchasing strategy and changes in foreign exchange rates.

AXIS Capital Holdings Limited
EARNINGS PER COMMON SHARE INFORMATION - AS REPORTED, GAAP

	Quarter ended March 31,
	2018	2017

Net income available to common shareholders	$62,546	$5,014

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Weighted average shares outstanding - basic	83,322	86,022
Dilutive share equivalents:
Share-based compensation plans	399	771
Weighted average shares outstanding - diluted	83,721	86,793

EARNINGS PER COMMON SHARE
Basic	$0.75	$0.06
Diluted	$0.75	$0.06

AXIS Capital Holdings Limited
EARNINGS PER COMMON SHARE INFORMATION AND COMMON SHARES ROLLFOWARD - QUARTERLY

	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q1 2016

Net income (loss) available to common shareholders	$62,546	$(38,081)	$(467,740)	$85,030	$5,014	$38,417

COMMON SHARES OUTSTANDING
Common shares - at beginning of period	83,161	83,157	83,203	85,170	86,441	96,066
Shares issued, including those sourced from treasury	506	8	5	37	958	747
Shares repurchased for treasury	(149)	(4)	(51)	(2,004)	(2,229)	(3,910)
Common shares - at end of period	83,518	83,161	83,157	83,203	85,170	92,903

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Weighted average shares outstanding - basic	83,322	83,160	83,305	84,141	86,022	94,035
Dilutive share equivalents:
Stock compensation plans [a]	399	—	—	370	771	818
Weighted average shares outstanding - diluted	83,721	83,160	83,305	84,511	86,793	94,853

EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.75	($0.46)	($5.61)	$1.01	$0.06	$0.41
Diluted	$0.75	($0.46)	($5.61)	$1.01	$0.06	$0.41

[a] Due to the net loss incurred in the three months ended December 31, 2017 and September 30, 2017, all the share equivalents were anti-dilutive.

AXIS Capital Holdings Limited
DILUTED BOOK VALUE PER COMMON SHARE ANALYSIS - TREASURY STOCK METHOD [a]

	At March 31, 2018

	Common Shareholders’ Equity	Outstanding Common Shares net of Treasury Shares	Per share

Closing stock price			$57.57

Book value per common share	$4,489,395	83,518	$53.75

Dilutive securities: [b]
Restricted units		1,874	(1.18)
Diluted book value per common share	$4,489,395	85,392	$52.57

	At December 31, 2017

	Common Shareholders’ Equity	Outstanding Common Shares net of Treasury Shares	Per share

Closing stock price			$50.26

Book value per common share	$4,566,264	83,161	$54.91

Dilutive securities: [b]
Restricted units		1,584	(1.03)
Diluted book value per common share	$4,566,264	84,745	$53.88

[a]	Under this method unvested restricted stock awards and units are added to determine the diluted common shares outstanding.

[b]	Excludes cash-settled restricted stock unit awards.

AXIS Capital Holdings Limited
OPERATING INCOME [a]

OPERATING INCOME	Quarter ended March 31,
	2018	2017
Net income available to common shareholders	$62,546	$5,014
Adjustment for:
Net investment losses	14,830	25,050
Associated tax impact	1,143	(823)
Foreign exchange losses	37,860	21,465
Associated tax impact	(4,325)	258
Transaction and reorganization expenses	13,054	—
Associated tax impact	(2,471)	—
Operating income	$122,637	$50,964

Net earnings per share - diluted	$0.75	$0.06
Adjustment for:
Net investment losses	0.18	0.29
Associated tax impact	—	(0.01)
Foreign exchange losses	0.45	0.25
Associated tax impact	(0.05)	—
Transaction and reorganization expenses	0.16	—
Associated tax impact	(0.03)	$—
Operating income per share - diluted	$1.46	$0.59

Weighted average common shares and common share equivalents - diluted	83,721	86,793

Average common shareholders' equity	$4,527,830	$5,125,294

Annualized return on average common equity	5.5%	0.4%

Annualized operating return on average common equity	10.8%	4.0%

[a]	Operating income is a non-GAAP financial measure as defined by Regulation G. A reconciliation of operating income to net income available to common shareholders is presented above.

AXIS Capital Holdings Limited
DILUTED TANGIBLE BOOK VALUE PER COMMON SHARE

DILUTED TANGIBLE BOOK VALUE PER COMMON SHARE - TREASURY STOCK METHOD [a]
	March 31,	December 31,	September 30,	June 30,	March 31,	March 31,
	2018	2017	2017	2017	2017	2016
Common shareholders' equity	$4,489,395	$4,566,264	$4,679,699	$5,117,695	$5,104,291	$5,325,259
Less: goodwill	(102,004)	(102,003)	(48,969)	(47,148)	(47,148)	(47,148)
Less: intangible assets	(253,808)	(257,987)	(38,237)	(39,072)	(37,465)	(39,298)
Associated tax impact	45,524	46,377	14,386	14,081	13,388	—
Tangible common shareholders' equity	$4,179,107	$4,252,651	$4,606,879	$5,045,556	$5,033,066	$5,238,813

Outstanding diluted common shares, net of treasury shares	85,392	84,745	84,575	84,655	86,670	95,031

Diluted book value per common share	$52.57	$53.88	$55.33	$60.45	$58.89	$56.04

Diluted tangible book value per common share	$48.94	$50.18	$54.47	$59.60	$58.07	$55.13

[a]	Under this method unvested restricted stock awards and units are added to determine the diluted common shares outstanding. Cash-settled restricted stock unit awards are excluded.

AXIS Capital Holdings Limited
USE OF NON-GAAP FINANCIAL MEASURES

We present our results of operations in the way we believe will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are non-GAAP financial measures under SEC rules and regulations. In this document, we present underwriting-related general and administrative expenses, consolidated underwriting income, operating income (in total and on a per share basis), diluted tangible book value per common share and pre-tax total return on cash and investments excluding foreign exchange movements, which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the U.S.

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our individual underwriting operations. While this financial measure is presented in the Segment Information footnote to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our individual underwriting operations, we exclude them from underwriting-related general and administrative expenses and, therefore, consolidated underwriting income. General and administrative expenses (the most comparable GAAP financial measure to underwriting-related general and administrative expenses) also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP measure, is included in the ''Consolidated Statements of Income - Quarterly'' section of this document.

Consolidated Underwriting Income
Consolidated underwriting income is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (losses) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative costs as expenses. While this measure is presented in the Segment Information footnote to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As such, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our Consolidated Statement of Income primarily relate to our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio. As a result, we believe that foreign exchange losses (gains) are not a meaningful contributor to our underwriting performance and, therefore, exclude them from consolidated underwriting income.

Interest expense and financing costs primarily relate to interest payable on our senior notes. As these costs are not incremental and/or directly attributable to our individual underwriting operations, we exclude them from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income.

Transaction and reorganization expenses are driven by business decisions, the nature and timing of which are unrelated to the underwriting process and for this reason these expenses are excluded from consolidated underwriting income.

Amortization of intangibles including value of business acquired arose from business decisions, the nature and timing of which are not related to the underwriting process and for this reason, these expenses are excluded from consolidated underwriting income.

We believe that presentation of underwriting-related general and administrative expenses and consolidated underwriting income provides investors with an enhanced understanding of our results of operations, by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income to income before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP financial measure, is included in the''Consolidated Statements of Income - Quarterly'' section of this document.

Operating Income
Operating income represents after-tax operational results without consideration of after-tax net investment gains (losses), foreign exchange losses (gains), and transaction and reorganization expenses.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our Consolidated Statements of Income are primarily driven by the impact of foreign exchange rate movements on net insurance-related liabilities. However, this movement is only one element of the overall impact of foreign exchange rate fluctuations on our financial position. In addition, we recognize unrealized foreign exchange losses (gains) on our available-for-sale investments in other comprehensive income and foreign exchange losses (gains) realized upon the sale of these investments in net investment gains (losses). These unrealized and realized foreign exchange movements generally offset a large portion of the foreign exchange losses (gains) reported separately in net income (loss), thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As such, the Statement of Income foreign exchange losses (gains) in isolation are not a fair representation of the performance of our business.

Transaction and reorganization expenses are primarily driven by business decisions, the nature and timing of which are unrelated to the underwriting process and are not representative of underlying business performance.

Certain users of our financial statements evaluate performance excluding after-tax net investment gains (losses), foreign exchange losses (gains), and transaction and reorganization expenses to understand the profitability of recurring sources of income.

We believe that showing net income available to common shareholders exclusive of net realized gains (losses), foreign exchange losses (gains), and transaction and reorganization expenses reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income to net income available to common shareholders, the most comparable GAAP measure, is presented in the "Operating Income" section in this document.

Diluted Tangible Book Value per Common Share
Tangible book value is defined as common shareholders' equity excluding goodwill, intangible assets, and associated tax impact. Diluted tangible book value per common share uses this measure as the numerator, with the denominator being outstanding diluted common shares calculated under the treasury stock method. A reconciliation of diluted tangible book value per common share to diluted book value per common share (the nearest GAAP financial measure) is included in the "Diluted Tangible Book Value per Common Share'"section of this document.

Diluted tangible book value per common share removes certain effects of purchase accounting. We believe that this measure, in combination with diluted book value per common share, is useful in assessing value generated for our common shareholders.

Non-GAAP Financial Measures
We present pre-tax total return on cash and investments excluding foreign exchange movements, which measures net investment income (loss), net investments gains (losses), interest in income (loss) of equity method investments, and pre-tax change in unrealized gains (losses) generated by our average cash and investment balances which is derived from pre-tax total return on cash and investments and reconciled to the most comparable GAAP financial measure in the "Financial Highlights" section of this document". We believe this presentation enables investors and other users of our financial information to analyze the performance of our investments.

We also present diluted operating income per common share and annualized operating return on average common equity ("annualized operating ROACE"), which are derived from the operating income measure and are reconciled to the most comparable GAAP financial measure in the "Operating Income" section of this document.